EMPLOYMENT AGREEMENT ("Agreement"), dated as of October 1, 1998, between The Translation Group, Ltd., a Delaware Corporation with an office at 30 Washington Avenue, Haddonfield, New Jersey 08033, (the "Company"), and John Toedtman ("Employee") residing at 11 Birch Drive, Basking Ridge, New Jersey 07920.

         WHEREAS, the Company is desirous of employing Employee to further the business purposes of the Company; and

         WHEREAS, Employee is desirous of being employed by the Company on the terms provided herein;

         NOW, THEREFORE, the Company and Employee agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ Employee on a full time basis as Chief Operating Officer of the Company; and Employee hereby agrees to accept such employment and perform the duties of such office and to be under the direction and control of the Board of Directors of the Company. Employee shall devote his best efforts to the business of the Company and to promoting its best interest. The Company may provide Employee with such Employee perquisites as may be deemed by the Company to be commensurate with Employee's position with the Company.

     2.  TERM  OF  EMPLOYMENT.   Subject  to  the  provisions  for   termination
hereinafter provided, the term of Employee's employment hereunder shall begin on October 1, 1998, and shall extend until September 30, 2001.

     3. COMPENSATION.

        (a) The Company shall pay to the Employee a salary at a rate of $100,000.00 per year, payable in accordance with the normal payroll practices of the Company. Provided that Employee's salary will be increased to $145,000.00 in the second year in the event that the Company receives $5,000,000 cumulative financing during the first twelve months of this Agreement; and, Employee's salary will be increased to $175,000.00 in the third year in the event that the Company receives $5,000,000 cumulative financing and is listed on NASDAQ or AMEX: The base salary shall be reviewed annually by the Board of Directors of the Company who may make recommendations to the Compensation Committee for additional increases.

        (b) Bonus Schedule. In addition to his base salary, Employee shall be entitled to receive 300,000 stock options of the Company at an exercise price of $5.00 per share in accordance with the following provisions:
               i.  100,000 vest immediately upon signing this Agreement.
               ii. 100,000 vest upon $5,000,000  cumulative financing during the first twelve months of this Agreement, or upon sale of the Company, or change of control of the Company.


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               iii.  100,000 vest upon  NASDAQ or AMEX listing,  or upon sale of the Company, or change of control of the Company.

               iv. A bonus of 1% of new financing, with a minimum cumulative financing of $5,000,000 during the first twelve months of this Agreement.

               v. In the stock option grant, the Company, in addition to normal exercise provisions, will provide for "non-cash exchange" of option exercise.

        (c) All compensation payable to Employee under this Agreement is stated in a gross amount and will be subject to all applicable withholding taxes, or other normal payroll deductions, and any other amounts required by law to be withheld.

     4. EXPENSES.

        (a) During the term of this Agreement, the Company shall reimburse Employee for all reasonable Company related travel, entertainment and other business expenses reasonably necessary and appropriate for the performance of his duties hereunder, provided that Employee submits receipts and other expense records to the Company in accordance with the Company's general reimbursement policy then in effect for Employee and other employees of the Company.

        (b) During the term of this Agreement, the Company will pay Employee an annual vehicle allowance of $6,000.00 in equal monthly payments of $500.00. Employee will be personally responsible for maintaining detailed business and personal use of vehicle logs of mileage and expenses, sufficient to satisfy the requirement of the Internal Revenue Service.

     5. EMPLOYEE BENEFIT PLANS

        (a) During the term of Employee's employment under this Agreement, Employee shall be entitled to participate, to the extent he and/or members of his family are eligible, in all employee benefit plans in effect for Employees of the Company during the term of this Agreement. Also, the Company shall purchase on the life of Employee (I) life insurance in an amount equal to 2 1/2 times his then current annual base salary naming Employee's designee as beneficiary.

        (b) During the term of Employee's employment, Employee shall be entitled to four weeks paid vacation, as well as paid holidays given by the Company to its employees. Vacation time cannot be carried over and accrued to the next year but must be taken in the year earned, unless the Company determines, in case of unusual and mitigating circumstances, to permit carryover of vacation time.

     6. TERMINATION

        (A) DEATH. Employee's employment hereunder shall terminate upon his death and all obligations of the Company to the Employee will cease as of the date of the Employee's death.

        (B) DISABILITY. If, as a result of Employee's incapacity due to physical or mental illness then Employee shall be deemed to be disabled. Employee's employment hereunder shall terminate upon his disability and all obligations of the Company to the Employee expect provisions of the stock options will cease as of the date of the Employee's disability. Provided that for purposes of this subsection, "incapacity" shall mean any physical or mental illness which substantially interferes with Employee's ability to fulfill his duties under this Agreement.

        (C) OTHER REASON. Any other reason other than cause under (d) below or for reasons under (a) or (b) above.

        (D) CAUSE. The Company may terminate Employee's employment hereunder for Cause. For the purpose of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon
               (I) Employee's conviction or, plea of "no contest" to, any felony; (ii) material acts of fraud, dishonesty, misappropriation of funds or property of the Company for Employee's own use or embezzlement of any property of the company; or (iii) any material breach by Employee of any specific provision of this Agreement.

        (E) NOTICE OF TERMINATION. Any termination by the Company pursuant to subsections (b), (c) or (d) above shall be communicated by written Notice of Termination to the Employee.

        (F) DATE OF TERMINATION. The effective date of termination shall be the date Notice of Termination is given.

     7. COMPENSATION UPON TERMINATION.

        (a)    If  Employee's   employment  shall  be  terminated   pursuant  to
               subsection (d) above, he shall receive only his salary to the Date of Termination.

        (b) If Employee is terminated pursuant to subsections (a) or (b) above, the Employee will be entitled to receive, as severance compensation, an amount equal to one (1) month of Employee's annual base salary, bonuses earned as of the date of termination and one (1) month of benefits.

        (c) If Employee is terminated under subsection 6(c) above, the Employee shall be entitled to receive the greater of either one year's current pay and benefits or the remaining term of the Agreement. The termination salary amount will be paid as a lump sum at termination. Employee will retain vested stock options.

     8. RESULTS OF THE EMPLOYEE'S SERVICES. The Company will be entitled to and will own all the results and proceeds of the Employee's services under this Agreement, including, without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats, and other materials of any kind created or developed or worked on by the Employee during his employment by the Company.

     9. CONFIDENTIALITY. Employee hereby acknowledges that certain information and materials relating to the Company, its product and the various phases of their operations including, without limitation, trade secrets, formulas, know-how, specifications, drawings, consumer, distributorship and supplier lists, books, manuals and other data (collectively, "Confidential Materials"), heretofore or hereafter obtained by or entrusted to him in the course of his association with the Company
        (whether prior to or after the date hereof), is or will be of a confidential or proprietary nature, which (a) may become the public domain or (b) through no fault of the Employee becomes in the public domain or is generally known. Employee shall, at all times, both during and after the term of this Agreement, hold all of the Confidential Materials in strictest confidence and not use for his own benefit or of the benefit of any other person or directly or indirectly disclose or suffer the disclosure of any of the Confidential Materials to any person, firm, corporation, association or other entity to whom any Confidential Materials have been disclosed or are threatened to be disclosed by Employee, directly or indirectly, (other than in the ordinary course of business of the Company), without the Company's prior written consent. Upon the termination of Employee's employment, Employee shall return all Confidential Materials to the Company.

    10. NON-SOLICITATION. During this Agreement and for a period of one (1) year following the conclusion of this Agreement (the "Limited Period"), Employee shall not, directly or indirectly, hire, solicit, or encourage to leave the employ of the Company or any affiliate entity, any person employed by the company or any affiliated entity.

    11. ENFORCEMENT OF CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENTS. Employee hereby acknowledges that the Company will not have an adequate remedy at law in the event of any breach by him or any provision of Section 9 or 10 of this Agreement and that the Company will suffer irreparable damage and injury as a result of any such breach. Accordingly, in the event of Employee's breach or threatened breach of any provision of Section 9 or 10 of this Agreement, Employee hereby consents to the granting of a temporary restraining order, a preliminary injunction and/or permanent injunction against him or any court of competent jurisdiction prohibiting him from committing or continuing any such breach or threatened breach, but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

    12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, if personally delivered, or three (3) days after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

                                IF, TO EMPLOYEE:
                           John Toedtman
                           11 Birch Drive
                           Basking Ridge, New Jersey 07920

                               IF, TO THE COMPANY:
                           Board of Directors
                           The Translation Group, Ltd.
                           30 Washington Avenue
                           Haddonfield, New Jersey 08033

                                WITH A COPY TO

                           Michael C. Cascio, Esquire
                           12 E. Stow Road, Suite 150
                           Marlton, NJ   08053

                  or to such other address as a party may have furnished to the other in writing in accordance herewith, except that notices or change of address shall be effective only upon receipt.

    13. EXPENSES OF LITIGATION; ARBITRATION. The Company and Employee each hereby agree that in connection with any litigation or arbitration arising under this Agreement that proceeds to judgment or an award, the losing party of any claim arising thereunder shall pay to the prevailing party all of its costs and expenses incurred in connection with the prosecution or defense of such claim including, but not limited to, any and all reasonable attorneys' fees.

    14. ARBITRATION. Any and all controversies, claims or disputes arising out of or relating to this Agreement, or the breach thereof (other than as covered in Section 11), shall be solely and exclusively settled by arbitration in accordance with the Commercial Arbitration Rules then in effect (the "Arbitration Rules") of the American Arbitration Association ("AAA"). The arbitration shall take place in Haddonfield, New Jersey, and the arbitrator shall be appointed by the mutual consent of the parties. The arbitrator appointed by the parties or such panel, as the case may be, is sometimes referred to herein as the "Arbitrator". Each party hereby irrevocably consents to the sole and exclusive jurisdiction and venue of the state and Federal courts located in the State of New Jersey in connection with any matter arising out of the foregoing arbitration or this Agreement, including but not limited to confirmation of the award rendered by the Arbitrator and enforcement thereof by entry of judgment thereon or by any other legal remedy. Service of process in connection with any such arbitration or any proceeding to enforce an arbitration award may be made in the manner set forth in Section 12 of this Agreement or in any other manner permitted by applicable law.

     15. .MISCELLANEOUS.

         (a) This Agreement sets forth the entire understanding between the parties as to the subject matter hereof and superseded all prior agreements, arrangements and understandings, written or oral, between them as to such subject matter. There have been no promises, statements, representations or other inducements to this Agreement other than as set forth herein.

         (b) This Agreement may not be amended, nor may any provision be modified or waived, except by an instrument duly executed by both parties.

         (c) Either party's failure at any time to require performance of any of the terms, provisions or conditions hereof shall not affect such party's right thereafter to enforce this Agreement or be deemed a waiver of any succeeding breach.

         (d) Paragraph headings contained in this Agreement have been inserted for convenience or reference only, are not to be considered a part of this Agreement and shall not affect the interpretation of any provision hereof.

         (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be wholly performed within said State.

         (f) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, including without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged. This
               Agreement calls for the provision of personal services and, accordingly, shall not be assignable by Employee except with respect to (stock options). However, the restrictions of Section 9 shall be binding upon Employee's heirs, executors, administrators and legal representatives.

         (g) If any provision of this Agreement or the application of any provision to this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be effected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless such declaration shall substantially impair the benefit of the remaining portions of this Agreement. IN WITNESS WHEREOF, THIS Agreement has been executed by the Company and Employee as of the date first written above.


                                          THE TRANSLATION GROUP, LTD.


                                          BY:______________________________(S)
                                             Charles D. Cascio
                                             President and CEO

                                          BY:______________________________(S)
                                             John Toedtman, Employee